Exploration Update and Rejection of Yamana Offer
September 4, 2007

FORWARD LOOKING statement
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
• This presentation, including the update on Meridian’s exploration results and the discussion of the reasons for the Board of Directors’ recommendation that Meridian shareholders reject the Yamana Offer, contains forward-looking information (as defined in the Securities Act (Ontario)) and forward-looking statements that are based on expectations, estimates and projections as of the date of this presentation. These forward-looking statements can often, but not always, be identified by the use of forward-looking terminology such as “plans”, “predicts”, “expects” or “does not expect”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases, or statements that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Actual results and developments (including forecasted production, earnings and cash flows) are likely to differ, and may differ materially, from those expressed or implied by the forward-looking statements contained in this presentation.
• Forward-looking statements contained in this presentation are based on a number of assumptions that may prove to be incorrect, including, but not limited to: the value of the assets of Meridian, Yamana and Northern Orion; the timely implementation of Meridian’s anticipated drilling program; the successful completion of new development projects, planned expansions or other projects within the timelines anticipated and at anticipated production levels; the accuracy of reserve and resource estimates, grades, mine life and cash cost estimates; whether mineral resources can be developed; interest and exchange rates; the price of gold and other metals; the strength of the economic fundamentals of gold relative to other base metals; competitive conditions in the mining industry; title to mineral properties; financing requirements; general economic conditions; changes in laws, rules and regulations applicable to Meridian; and whether or not an alternative transaction superior to the Yamana Offer may emerge. In addition to being subject to a number of assumptions, forward-looking statements in this presentation involve known and unknown risks, uncertainties and other factors that may cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements, including the risks identified under “Note Concerning Resource Calculations” in Meridian’s Directors’ Circular as well as the risks identified in the filings by Meridian with the SEC and Canadian provincial securities regulatory authorities, including Meridian’s Annual Report on Form 40-F for the fiscal year ended December 31, 2006.
• Meridian believes that the expectations reflected in the forward-looking statements contained in this presentation are reasonable, but no assurance can be given that these expectations will prove to be correct. In addition, although Meridian has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Accordingly, you should not place undue reliance on any forward-looking statements contained in this presentation.
ADDITIONAL DISCLOSURE
• Shareholders of Meridian and other interested parties are advised to read Meridian’s Directors’ Circular and the Solicitation/Recommendation Statement on Schedule 14D-9 filed by Meridian with the SEC on July 31, 2007 (including any amendments or supplements thereto and the other documents filed as exhibits thereto), because they contain important information. Shareholders and other interested parties may obtain a free copy of the Directors‘ Circular and Meridian’s Schedule 14D-9 at the Investor Relations section of Meridian’s website at www.meridiangold.com, or by contacting Georgeson Shareholder, the information agent retained by Meridian, at 1-888-605-7618. Free copies of Meridian’s Directors’ Circular are also available at www.sedar.com and, together with Meridian’s Schedule 14D-9, at www.sec.gov. The Directors’ Circular was filed by Meridian as an exhibit to Meridian’s Schedule 14D-9.
QUALIFIED PERSONS
• Charles Robbins, P.Geo, a Senior Project Geologist of Meridian Gold, has supervised the preparation of the El Peñón technical data contained within this release and serves as the “Qualified Person” as defined by National Instrument 43-101.
• Mark Hawksworth, P. Geo., a Senior Project Geologist of Meridian Gold, has supervised the preparation of the Mercedes Project technical data contained within this release and serves as the “Qualified Person” as defined by National Instrument 43-101.
• William Wulftange, P. Geo., a Senior Project Geologist of Meridian Gold, has supervised the preparation of the La Pepa Project technical data contained within this release and serves as the “Qualified Person” as defined by National Instrument 43-101
M E R I D I A N G O L D I N C . > Creating Value for Shareholders through Organic Growth

MERIDIAN’S Unique Proposition
• Meridian’s commitment to exploration and organic growth has resulted in exciting developments and continues to add value for Meridian shareholders
New high-grade vein discovery at El Peñón
Extension of Al Este vein to the north by 500 metres for a total strike length of 3,000 metres and definition of a new ore shoot
Identification of high-grade ore shoot at depth on the Klondike vein at Mercedes
Definition of the Cavancha gold porphyry deposit at La Pepa
Acquisition of properties around the Minera Florida mine, consolidating a highly prospective mining district
• These new results highlight Meridian’s unique value proposition, reinforcing the Meridian Board’s recommendation that shareholders should REJECT the Yamana offer and NOT tender their shares
M E R I D I A N G O L D I N C . > Creating Value for Shareholders through Organic Growth

Exploration Update

NUCLEUS *of High-Grade Mineralization*

- The proven prospectivity of El Peñón's core land position has yielded yet another new high-grade discovery, the "Bonanza" vein
- Drilling has extended the Al Este vein by 500 meters to the north

1996
2.4 million GEO (1)



QUEBRADA ORTIO

2001
4.5 million GEO (1)



MARTILLO FLATS
CERRO MARTILLO
DISCOVERY WASH
DIABLADA ZONE
ORITO NORTE
Q. COLORADA
EL VALLE
Q. ORTIO
ORITO SUR

2006
8.5 million GEO (1) (2)



AL ESTE NORTE VEIN
BONANZA VEIN
ESMERALDA VEIN
AL ESTE
VETA DORADA
PROVIDENCIA
ORITO SUR

1. Gold equivalent ounces shown are total contained geological inventory at a 3g/t cut-off and do not imply economic viability. Figures shown include cumulative production to Dec 31st of the applicable year. The total gold ounces plus cumulative production to date at Dec 31st of each of the years is 1.8 million oz, 3.4 million oz, and 5.6 million oz for 1996, 2001, and 2006, respectively.
2. GEO information not including the two new discoveries.

MERIDIAN GOLD INC. > Creating Value for Shareholders through Organic Growth 5

NUCLEUS of High-Grade Mineralization
Bonanza Vein 2007 discovery assays
Hole From To Hz. Width Au Ag (m) (m) (m) (g/t) (g/t)
SPA-0124 415 420 2.35 7.48 157.3
SAE-0005 436 437 0.45 5.9 51.5
SAE-0006 448 451 1.54 38.83 68.2
456 460 2.06 7.53 263.8
SAE-0008 414 427 5.69 33.22 734.4
SAE-0009 309 310 0.47 16.2 743
SAE-0010 364 366 0.94 51.37 66
SAE-0012 436 455 8.00 17.66 329.3
Al Este Norte 2007 assay results
Hole From To Hz. Width Au Ag (m) (m) (m) (g/t) (g/t)
SPA-0105 355 357 0.92 18.45 755.5
SPA-0119 407 408 0.35 2.43 131.0
SPA-0126 396 397 0.5 34.10 1522.0
SAE-0002 412 413 0.52 9.00 367.0
M E R I D I A N G O L D I N C . > Creating Value for Shareholders through Organic Growth

NUCLEUS of High-Grade Mineralization
BONANZA VEIN
M E R I D I A N G O L D I N C . > Creating Value for Shareholders through Organic Growth

SIGNIFICANT GROWTH at Mercedes
• High-grade discovery by Meridian in 2005
• Low sulfidation epithermal deposit
• 9 veins identified to date
• 80,000 hectare land position
• Favorable infrastructure
• 1 million ounce minimum goal with NI 43-101 technical report by end of 2007
• Surface and water rights secured
M E R I D I A N G O L D I N C . > Creating Value for Shareholders through Organic Growth

SIGNIFICANT GROWTH *at Mercedes*

- 2007 drill campaign on the Klondike vein included 4,956 meters in 25 core holes
- Drill results have confirmed the high-grade nature of the principal vein zone
- Results presented below are shown at both 0.5 grams per tonne and 2.0 grams per tonne cutoffs, to reflect the exploitation potential of this vein using either open pit or underground mining methods, respectively

Hole	Cut-off Au(g/t)	From (m)	To (m)	True Width (m)	Au g/t	Ag g/t
K07-020	0.5	71.95	90.96	17.00	3.00	16.0
	2.0	79.45	87.94	7.20	5.86	15.0
K07-021	0.5	92.85	94.92	1.15	0.98	19.7
	2.0	92.85	93.21	0.20	4.07	20.0
K07-022	0.5	108.92	133.64	15.00	1.91	18.0
	2.0	108.92	113.15	3.10	8.40	30.0
K07-023	0.5	149.07	155.36	4.90	1.21	34.6
	2.0	154.11	155.36	0.97	3.83	32.4
K07-024	0.5	87.78	94.95	6.70	24.01	26.0
	2.0	87.78	94.95	6.30	24.01	26.0
K07-025	0.5	193.15	197.90	3.10	1.42	47.0
	2.0	196.22	196.90	0.50	6.72	119.0
K07-026	0.5	123.40	134.11	9.50	0.74	12.0
	2.0	129.90	130.40	0.40	**1.92**	14.0
K07-027	0.5	118.87	145.90	24.33	2.60	17.0
	2.0	122.17	126.43	3.28	13.75	20.0
K07-028	0.5	192.02	222.50	26.00	1.31	15.0
	2.0	199.85	206.30	**5.48**	4.74	8.0
K07-029	0.5	147.00	155.45	7.50	3.43	31.8
	2.0	148.70	152.40	3.28	6.57	32.4



View looking NW at trace of the KLONDIKE vein; Yellow arrow at shaft collar.

MERIDIAN GOLD INC. > Creating Value for Shareholders through Organic Growth 9

SIGNIFICANT GROWTH at Mercedes
KLONDIKE VEIN
M E R I D I A N G O L D I N C . > Creating Value for Shareholders through Organic Growth

ATTRACTIVE OPPORTUNITY at La Pepa
• On August 28, 2007, Meridian exercised its option to acquire the La Pepa project, located in northern Chile, 120km east of Copiapo
- Has the advantage of being at lower elevation than other Maricunga mines (e.g. Refugio, Volcan)
• 36,000 meter drill program completed by Meridian has delineated a gold porphyry
• NI 43-101 technical report will be commenced in September 2007
M E R I D I A N G O L D I N C . > Creating Value for Shareholders through Organic Growth

ATTRACTIVE OPPORTUNITY at La Pepa
CAVANCHA PORPHYRY
M E R I D I A N G O L D I N C . > Creating Value for Shareholders through Organic Growth

ATTRACTIVE OPPORTUNITY at La Pepa
Aerial view of potential pit
Cross section view of potential pit
Low strip ratio
M E R I D I A N G O L D I N C . > Creating Value for Shareholders through Organic Growth

CONSOLIDATION of Alhue/Membrillo/Chancon Districts
• Meridian has consolidated the Membrillo, Chancon and Alhue districts
• Doubles Meridian’s land holdings in the area of Minera Florida
• Combined, the districts have produced more than 2 million ounces of gold and currently there are at least three active mines in the area
M E R I D I A N G O L D I N C . > Creating Value for Shareholders through Organic Growth

MERIDIAN Provides Superior Returns
• Operations excellence + Record quarters + Accelerating discovery + Growth pipeline
• New developments announced today confirm:
El Peñón – consistently replacing reserves and resources year after year – confirming our confidence in the potential of the district
Mercedes – economic gold now proven in two out of the nine veins identified so far
La Pepa – solid potential for open-pit heap leach mine
Minera Florida — low entry cost acquisition transforming into a core growth asset
• These results will contribute to Meridian Gold’s already strong production profile, as we continue to execute our mandate to grow our reserves and resources through organic growth
• The company has never been in better shape
THE BEST IS YET TO COME
M E R I D I A N G O L D I N C . > Creating Value for Shareholders through Organic Growth

Review of Yamana Offer

MERIDIAN Board Recommendations
· The Meridian Board unanimously recommends that shareholders REJECT the unsolicited offer from Yamana
• Meridian shareholders are urged NOT to tender their shares • Yamana Offer does not reflect an adequate premium for control of Meridian
M E R I D I A N G O L D I N C . > REJECT the Yamana Offer – DO NOT TENDER Your Meridian Shares

SUMMARY *of the Yamana Offer*

The Yamana Offer

- Revised unsolicited offer filed August 14, 2007
- 2.235 Yamana common shares plus C$4.00 in cash for each Meridian common share
- Pro forma Meridian shareholder ownership of 34%[1]

Offer Period

- Expires September 7, 2007 (8:00 p.m. EDT) unless extended or withdrawn

Key Conditions

- Not less than 66 2/3% of Meridian shares tendered
- Satisfaction or waiver of all conditions to the proposed transaction with Northern Orion
- Waiver of Rights Plan / regulatory approvals/ broad Material Adverse Effect conditions

Pro Forma Ownership [1]



Meridian 34%
Yamana 53%
Northern Orion 13%

Consideration Mix [2]



87%
13%
Cash
Shares

1. Based on basic shares outstanding.
2. Based on the Yamana closing share price as at August 31, 2007 on the Toronto Stock Exchange.

MERIDIAN GOLD INC. > REJECT the Yamana Offer – DO NOT TENDER Your Meridian Shares 18

INADEQUATE Premium
• The premium offered by Yamana is well below takeover premiums in recent precedent transactions, particularly unsolicited transactions in the metals and mining industry
• Adjusting the pre-announcement Meridian share price of C$26.21 on June 27, 2007 for the 2.6% increase (on a Canadian dollar basis) in the Philadelphia Gold and Silver Index (XAU) since announcement, the implied offer price represented a premium of only 12.0% on August 31, 2007
Global Transactions Canadian Transactions
Source: Thomson Financial. Precedent median take-over premiums based on target’s unaffected stock price, generally 20 trading days prior to announcement date, for transactions greater than $1.0 billion from January 1, 2000 to July 30, 2007. The notional Yamana Offer premium is shown based on Meridian’s share price on the TSX on May 28, 2007, one month prior to Yamana’s announcement of its intention to the Yamana Offer.
Based on the Yamana closing share price as at August 31, 2007 on the Toronto Stock Exchange and basic shares outstanding.

BASE METAL Exposure – Pro Forma Impact
• The pro forma company would derive 59% of the in-situ value (1) of its resource base (2) from base metals
• Meridian currently derives 2% of its value from base metals
Meridian Status Quo (1,2) PF Yamana, Meridian, and Northern Orion (1,2)
Precious Metals 98%
Base Metals 59%
Precious Metals 41%
Source: Public filings.
1. Based on consensus long-term Equity Research analyst estimates, including long-term pricing of: gold, $550/oz (21 estimates); silver, $9.92/oz (20 estimates); copper, $1.30/lb (27 estimates); zinc, $0.65/lb (26 estimates); molybdenum, $7.00/lb (7 estimates). Based on the Yamana closing share price as at August 31, 2007 on the Toronto Stock Exchange and 2. Based on sum of P&P reserves, M&I resources, and inferred resources as at Dec 31, 2006.

DILUTION Risk
• Yamana has a history of diluting its shareholders through acquisitions
• Since 2003, Yamana has increased its fully-diluted shares outstanding by 533% while only increasing its GEO(1) resource base by 135%
• Thus, Yamana’s resources per share have declined by 63% since 2003, while Meridian’s resources per share have increased by more than 40% over the same period
Meridian GEO(1) Resources per Share Yamana GEO(1) Resources per Share
Indexed to 2003 (2) Indexed to 2003 (2)
Source: Yamana and Meridian Annual Reports. 1. Gold equivalent ounce. Except where otherwise noted, non-gold commodities are converted into GEO based on consensus long-term Equity Research analyst estimates, including long-term pricing of: gold, $550/oz (21 estimates); silver, $9.92/oz (20 estimates); copper, $1.30/lb (27 estimates); zinc, $0.65/lb (26 estimates); molybdenum, $7.00/lb (7 estimates). 2. 2003 resources per share for each of Meridian and Yamana indexed to 100 and subsequent years compared to index to determine increase or decrease per year.

MERIDIAN Board Recommendations
· The Meridian Board unanimously recommends that shareholders REJECT the unsolicited offer from Yamana
• Meridian shareholders are urged NOT to tender their shares
M E R I D I A N G O L D I N C . > REJECT the Yamana Offer – DO NOT TENDER Your Meridian Shares

QUESTIONS
Krista Muhr, Senior Manager, Investor Relations Information Agent for Meridian 9670 Gateway Drive, Suite 200 Reno, Nevada 89521
krista.muhr@meridiangold.com
North American Toll Free Number: North American Toll Free Number: 1-800-572-4519 1-888-605-7618 Local Number: Bankers and Brokers Call Collect: 1-775-850-3764 1-212-440-9800